EXHIBIT 23 (b)
                               --------------

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of Beverly National Corporation of our report dated January 6, 2000 on our audits of the consolidated financial statements of Beverly National Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in Beverly National Corporation's Annual Report on Form 10-KSB.



                                         /s/Shatswell, MacLeod & Company, P.C.
                                            Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
June 21, 2000